Exhibit 10.64

THERAVANCE, INC.

March 2, 2015

Theravance Biopharma, Inc.

c/o Theravance Biopharma US, Inc.

901 Gateway Boulevard

South San Francisco, CA 94080

Re: Amendment / Clarification to Transition Services Agreement

Ladies and Gentlemen:

We refer to the Transition Services Agreement dated as of June 2, 2014 (“TSA”) entered into between Theravance, lnc. (“ParentCo”) and Theravance Biopharma, lnc. (“SpinCo”) (collectively, the “Parties”) in connection with the recent 2014 spin-off of SpinCo from ParentCo.

Capitalized terms used herein and not defined shall have the meaning given to them in the TSA, as applicable. This letter sets forth the Parties’ mutual agreement to amend and / or clarify certain provisions in the TSA, effective as of July 1, 2014, as follows:

The fixed monthly fees of ParentCo Services and Spinco Services contained in Schedule A and Schedule B of the TSA, respectively, are based upon pre-agreed estimated hours and rates and shall remain in place (including the rate increases to occur at times specified in the Schedules); and that in full satisfaction of any additional hours incurred or to be incurred through February 28, 2015, that ParentCo will make a one-time cash payment of $290,000 to SpinCo.

This letter amendment shall be deemed effective as of July 1, 2014. The TSA remains in full force and effect as modified hereby. This letter amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. This letter amendment and the TSA contain all of the terms and conditions of the agreement between SpinCo and ParentCo regarding the subject matter of this letter amendment, and there are no representations or understandings between them except as are contained in this letter amendment.

Please acknowledge your agreement to the forgoing by signing the enclosed copy of this letter amendment and returning it to the undersigned.

Yours truly,

/s/ Eric d’Esparbes
Eric d’Esparbes
Senior Vice President and Chief Financial Officer
Theravance, Inc.

Accepted and Agreed:

/s/ Renee D. Gala
Theravance Biopharma, Inc.
Renee D. Gala
Senior Vice President and Chief Financial Officer